EXHIBIT 16.1

February 3, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, DC 20549

Re:	Prosoft Learning Corporation

File No. 000-21535

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Prosoft Learning Corporation dated January 31, 2005 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Copies to:

Mr. William J. Fuller, Chairman

Audit Committee of the Board of Directors

Prosoft Learning Corporation

Mr. Benjamin M. Fink

President and Chief Executive Officer

Prosoft Learning Corporation

Grant Thornton LLP

US Member of Grant Thornton International

100 Sun Avenue NE, Suite 602

Albuquerque, NM 87110

T 505-855-7900

F 505-855-7971

W www.granthornton.com

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